UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 1997

               EAGLE BANCGROUP, INC.
(Exact name of registrant as specified in its charter)

        000-20739
(Commission File Number)

         Delaware
(State or other jurisdiction of
incorporation or organization)

        37-1353957
(IRS Employer Identification No.)

        301 Fairway Drive, Bloomington, IL 61701
                  (309) 663-6345
(Address, including zip code, and telephone number, including area code, of principal executive offices)

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Eagle BancGroup, Inc.

Item 4.  Changes in Registrant's Certifying Accountant

At their regular monthly meeting on October 17, 1997, the Board of Directors of Eagle BancGroup, Inc. (the 'Company') accepted a proposal from McGladrey & Pullen, LLP ('McGladrey') to be the certifying accountant for the Company. McGladrey will audit the Company's financial statements beginning with the year ended December 31, 1997.

Ernst & Young LLP ('Ernst'), was dismissed as the Company's certifying accountant as a result of the decision by the Board of Directors. The engagement of McGladrey completed a formal review process conducted by the Company regarding audit and tax work.

Ernst issued unqualified opinions regarding the December 31, 1996 and 1995 financial statements prepared by the Company. At no time in either year or in the interim periods of 1997 were there any disagreements regarding any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure between the Company and Ernst. Ernst provided a letter of agreement with the preceding statements that is included with this report as Exhibit I.

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                     				SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   EAGLE BANCGROUP, INC

DATE: October 24, 1997	            /s/ Donald L. Fernandes
				                               DONALD L. FERNANDES
				                               President and Chief Executive Officer

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EXHIBIT I TO FORM 8-K

October 24, 1997

Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, DC  20549


Gentlemen:

We have read Item 4 of Form 8-K dated October 24, 1997, of Eagle BancGroup, Inc. and are in agreement with the statements contained in the paragraph three on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                          /s/  Ernst & Young LLP

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